Exhibit 99.1

Hain Celestial Reports Fourth Quarter and Fiscal Year 2024

Financial Results

Delivers Strong Operating Cash Flow, Debt Reduction & Achieves Updated Guidance

Company Positioned to Deliver Sustainable Growth in Fiscal 2025

HOBOKEN, N.J., August 27, 2024 — Hain Celestial Group (Nasdaq: HAIN), a leading global health and wellness company whose purpose is to inspire healthier living through better-for-you brands, today reported financial results for its fourth quarter and fiscal year ended June 30, 2024.

“Fiscal 2024 was the foundational year of our Hain Reimagined strategy, during which we made substantial progress in simplifying our business and generating fuel. We transitioned to a global operating model, reducing geographic complexity and driving scale, and developed a performance-driven, values-based culture,” said Wendy Davidson, President and CEO. “Our fuel initiatives exceeded our targets for fiscal 2024, allowing us to pay down debt, invest in capabilities, and to deliver on our updated full-year guidance.”

Davidson added, “Building on this solid foundation, in fiscal 2025 we will focus on commercial execution to accelerate top- and bottom-line growth. We remain confident in our Hain Reimagined strategy, the strength of our diversified portfolio and geographic footprint, the benefits of our scale model, and our ability to deliver sustainable growth and long-term value to shareholders.”

“We are pleased with our free cash flow generation in fiscal 2024 which came in above our expectations for the year. This strong performance enabled us to reduce net debt by $86 million over the course of the year, and drive improvement in our leverage ratio to 3.7x. Reduction in net debt remains a top priority as we progress towards our leverage goal of 2x to 3x by fiscal 2027,” stated Lee Boyce, CFO.

FINANCIAL HIGHLIGHTS*

Summary of Fiscal Fourth Quarter Results Compared to the Prior Year Period

•
Net sales were $419 million, down 6% year-over year.
o
Organic net sales decreased 4% compared to the prior year period.
•
Gross profit margin was 23.4%, a 90-basis point increase from the prior year period.
o
Adjusted gross profit margin was 23.4%, a 70-basis point increase from the prior year period.
•
Net loss was $3 million compared to net loss of $19 million in the prior year period.
o
Adjusted net income was $11 million compared to adjusted net income of $10 million in the prior year period.
•
Net loss margin was (0.7%), as compared to net loss margin of (4.2%) in the prior year period.
o
Adjusted net income margin was 2.7%, as compared to 2.2% in the prior year period.
•
Adjusted EBITDA was $40 million compared to $44 million in the prior year period; Adjusted EBITDA margin was 9.4%, a 30-basis point decrease compared to the prior year period.
•
Loss per diluted share was $0.03 compared to $0.21 in the prior year period.
o
Adjusted earnings per share (“EPS”) was $0.13 compared to $0.11 in the prior year period.

* This press release includes certain non-GAAP financial measures, which are intended to supplement, not substitute for, comparable GAAP financial measures. Reconciliations of non-GAAP financial measures to GAAP financial measures and other non-GAAP financial calculations are provided in the tables included in this press release.

Summary of Fiscal Full Year 2024 Results Compared to the Prior Year

•
Net sales were $1,736 million, down 3% year-over year.
o
Organic net sales decreased 2% compared to the prior year. The decrease in organic net sales is inclusive of approximately 1 percentage point of benefit from foreign exchange.
•
Gross profit margin was 21.9%, a 10-basis point decrease from the prior year.
o
Adjusted gross profit margin was 22.4%, a 30-basis point increase from the prior year.
•
Net loss was $75 million compared to net loss of $117 million in the prior year.
o
Adjusted net income was $30 million compared to adjusted net income of $45 million in the prior year.
•
Net loss margin was (4.3%), as compared to net loss margin of (6.5%) in the prior year.
o
Adjusted net income margin was 1.7%, as compared to 2.5% in the prior year.
•
Adjusted EBITDA was $155 million compared to $167 million in the prior year; Adjusted EBITDA margin was 8.9%, a 40-basis point decrease compared to the prior year.
•
Loss per diluted share was $0.84 compared to $1.30 in the prior year.
o
Adjusted EPS was $0.33 compared to $0.50 in the prior year.

Cash Flow and Balance Sheet Highlights

•
Net cash provided by operating activities in the fiscal fourth quarter was $39 million compared to $41 million in the prior year period.
•
Free cash flow in the fiscal fourth quarter was $31 million compared to $34 million in the prior year period.
•
Total debt at the end of the fiscal year was $744 million down from $829 million at the beginning of the fiscal year.
•
Net debt at the end of the fiscal year was $690 million compared to $775 million at the beginning of the fiscal year.
•
The company ended the fiscal year with a net secured leverage ratio of 3.7x as calculated under our amended credit agreement as compared to 4.3x at the beginning of the fiscal year.

SEGMENT HIGHLIGHTS

The company operates under two reportable segments: North America and International.

	Net Sales
	Quarter Ended June 30, 2024					Year Ended June 30, 2024
	$ Millions	Reported Growth Y/Y	M&A/Exit Impact[1]	Organic Growth Y/Y2	FX Impact[2]	$ Millions	Reported Growth Y/Y	M&A/Exit Impact[1]	Organic Growth Y/Y2	FX Impact[2]
North America	260	-8%	-3%	-5%	0%	1,056	-7%	-1%	-6%	0%
International	159	-4%	0%	-4%	0%	681	4%	0%	4%	4%

Total	419	-6%	-2%	-4%	0%	1,736	-3%	-1%	-2%	1%

1 Reflects the impact within reported net sales growth of the following items that are excluded from organic net sales growth: net sales from divested brands (Thinsters® snacks brand and Queen Helene® personal care brand), discontinued brands, and exited product categories.

2 For fiscal 2024, organic net sales growth is not adjusted for the impact of foreign exchange.

North America

The fiscal fourth quarter organic net sales decrease was 5% year-over-year, due primarily to lower sales in personal care, in part due to portfolio simplification, as well as reduced sales in infant formula within baby and kids, partially offset by growth in snacks.

Segment gross profit in the fiscal fourth quarter was $59 million, a decrease of 7% from the prior year period. Adjusted gross profit was also $59 million, a decrease of 9% from the prior year period. Gross margin was 22.6%, a 20-basis point increase from the prior year period, and adjusted gross margin was also 22.6%, a 20-basis point decrease from the prior year period. The increase in gross margin was driven by pricing partially offset by deleverage on lower sales volume. The decrease in adjusted gross margin was driven primarily by cost inflation and deleverage on lower sales volume, partially offset by productivity and pricing.

Adjusted EBITDA in the fiscal fourth quarter was $21 million compared to $27 million in the prior year period. The decrease was driven primarily by deleverage on lower volume. Adjusted EBITDA margin was 8.0% compared to 9.6% in the prior year period.

For fiscal 2024, North America organic net sales decreased 6% compared to the prior year. The decrease was primarily due to lower sales in infant formula within baby and kids as well as personal care, in part due to portfolio simplification, partially offset by growth in beverages.

Segment gross profit in fiscal 2024 was $231 million, a decrease of 12% from the prior year. Adjusted gross profit was $239 million, a decrease of 9% from the prior year. Gross margin was 21.9%, a 120-basis point decrease from the prior year, and adjusted gross margin was 22.6%, a 50-basis point decrease from the prior year. The decrease was driven primarily by cost inflation and deleverage on lower sales volume, partially offset by productivity and pricing.

Adjusted EBITDA in fiscal 2024 was $99 million compared to $123 million in the prior year. The decrease was driven primarily by deleverage on lower volume and inflation, partially offset by pricing. Adjusted EBITDA margin was 9.4% compared to 10.8% in the prior year period.

International

The fiscal fourth quarter organic net sales decline was 4% year-over-year, due primarily to lower sales in plant-based meat free within meal prep as well as in snacks, partially offset by growth in beverages.

Segment gross profit in the fiscal fourth quarter was $39 million, a 5% increase from the prior year period. Adjusted gross profit was also $39 million, an increase of 5% from the prior year period. Gross margin and adjusted gross margin were both 24.8%, a 210-basis point increase from the prior year period. The increase was primarily due productivity, partially offset by inflation.

Adjusted EBITDA in the fiscal fourth quarter was $27 million, compared to $27 million in the prior year period, as productivity offset inflation. Adjusted EBITDA margin was 17.0%, a 40-basis point improvement from the prior year period.

For fiscal 2024, organic net sales increased 4% year-over-year. The increase was primarily due to growth in soups within meal prep as well as in beverages, partially offset by lower sales in snacks. Organic net sales growth reflects 4 percentage points of growth from the favorable impact of foreign exchange.

Segment gross profit in fiscal 2024 was $150 million, a 12% increase from the prior year. Adjusted gross profit was $151 million, an increase of 13% from the prior year. Gross margin was 22.1%, a 170-basis point increase from the prior year, and adjusted gross margin was 22.2%, a 180-basis point increase from the prior year. The increase was mainly due to productivity and pricing, partially offset by inflation.

Adjusted EBITDA in fiscal 2024 was $95 million, an increase of 15% compared to the prior year. The increase was driven primarily by productivity, partially offset by inflation. Adjusted EBITDA margin was 14.0%, a 130-basis point improvement from the prior year.

CATEGORY HIGHLIGHTS

	Net Sales
	Quarter Ended June 30, 2024					Year Ended June 30, 2024
	$ Millions	Reported Growth Y/Y	M&A/Exit Impact[1]	Organic Growth Y/Y2	FX Impact[2]	$ Millions	Reported Growth Y/Y	M&A/Exit Impact[1]	Organic Growth Y/Y2	FX Impact[2]
Snacks	121	-6%	-6%	0%	0%	463	-5%	-3%	-2%	0%
Baby & Kids	64	-10%	0%	-10%	0%	253	-11%	0%	-11%	2%
Beverages	56	3%	0%	3%	-1%	253	6%	0%	6%	2%
Meal Prep	149	-5%	0%	-5%	0%	662	1%	-1%	2%	3%
Personal Care	29	-21%	-4%	-17%	0%	105	-21%	-1%	-20%	0%

Total	419	-6%	-2%	-4%	0%	1,736	-3%	-1%	-2%	1%

1 Reflects the impact within reported net sales growth of the following items that are excluded from organic net sales growth: net sales from divested brands (Thinsters® snacks brand and Queen Helene® personal care brand), discontinued brands, and exited product categories.

2 For fiscal 2024, organic net sales growth is not adjusted for the impact of foreign exchange.

Snacks

Fiscal fourth quarter organic net sales growth was flat year-over-year, driven primarily by growth in Terra® and Garden Veggie Snacks™, offset by softness in Hartley’s® Jelly. For fiscal 2024, organic net sales growth was down 2% from the prior year. The decline in organic net sales was driven predominately by Terra® and ParmCrisps®, partially offset by growth in Garden Veggie Snacks™.

Baby & Kids

The fiscal fourth quarter organic net sales decline of 10% year-over-year was primarily driven by infant formula supply, partially offset by growth in Earth’s Best® snacks and Ella’s Kitchen®. For fiscal 2024, the organic net sales decline of 11% from the prior year was driven primarily by infant formula supply.

Beverages

Fiscal fourth quarter organic net sales growth was 3% year-over-year. The increase was driven by non-dairy beverage in Europe. For fiscal 2024, organic net sales growth was 6% versus the prior year. The increase was driven by non-dairy beverage as well as Celestial Seasonings® tea.

Meal Prep

The fiscal fourth quarter organic net sales decline of 5% year-over-year was driven primarily by softness in meat-free in both Linda McCartney’s® Foods in the UK and Yves® in North America, as well as by short-term softness in private label spreads & drizzles in the UK. This was partially offset by continued strong growth in the soup brands in the UK. For fiscal 2024 organic net sales growth was 2% versus the prior year. The increase was driven by strength in soup and private label spreads and drizzles in the UK, partially offset by softness in Linda McCartney’s® Foods and Yves® plant-based meat free.

Personal Care

The fiscal fourth quarter organic net sales decline was 17% year-over-year. The decline was driven by softness across the portfolio and by the impact of portfolio simplification as we continue to focus on the execution of our stabilization plan. For fiscal 2024, the organic net sales decline was 20% versus the prior year, due to softness across most of the portfolio as we continue to focus on the execution of our stabilization plan.

FISCAL 2025 GUIDANCE*

The company is offering the following guidance for fiscal 2025:

•
Organic net sales growth is expected to be flat or better.
o
The definition of organic net sales will be updated for fiscal 2025 to exclude the impact of foreign exchange in addition to the impact of acquisitions, divestitures, discontinued brands and exited product categories.
•
Adjusted EBITDA is expected to grow by mid-single-digits.
•
Gross margin is expected to increase by at least 125 basis points.
•
Free cash flow is expected to be at least $60 million.

 The forward-looking non-GAAP financial measures included in this section are not reconciled to the comparable forward-looking GAAP financial measures. The company is not able to reconcile these forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures without unreasonable efforts because the company is unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures but would not impact the non-GAAP measures. Such items may include certain litigation and related expenses, transaction costs associated with acquisitions and divestitures, productivity and transformation costs, impairments, gains or losses on sales of assets and businesses, foreign exchange movements and other items. The unavailable information could have a significant impact on the company’s GAAP financial results.

Conference Call and Webcast Information

Hain Celestial will host a conference call and webcast today at 8:00 AM ET to discuss its results and business outlook. The live webcast and accompanying presentation are available under the Investors section of the company’s corporate website at www.hain.com. Investors and analysts can access the live call by dialing 877-407-9716 or 201-493-6779. Participation by the press and public in the Q&A session will be in listen-only mode. A replay of the call will be available approximately shortly after the conclusion of the live call until Tuesday, September 3, 2024, and can be accessed by dialing 844-512-2921 or 412-317-6671 and referencing the conference access ID: 13747882.

About The Hain Celestial Group

Hain Celestial Group is a leading health and wellness company whose purpose is to inspire healthier living for people, communities and the planet through better-for-you brands. For more than 30 years, Hain has intentionally focused on delivering nutrition and well-being that positively impacts today and tomorrow. Headquartered in Hoboken, N.J., Hain Celestial's products across snacks, baby/kids, beverages, meal preparation, and personal care, are marketed and sold in over 70 countries around the world. Our leading brands include Garden Veggie Snacks™, Terra® chips, Garden of Eatin'® snacks, Hartley’s® Jelly, Earth's Best® and Ella's Kitchen® baby and kids foods, Celestial Seasonings® teas, Joya® and Natumi® plant-based beverages, Greek Gods® yogurt, Cully & Sully®, Yorkshire Provender®, New Covent Garden® and Imagine® soups, Yves® and Linda McCartney's® (under license) meat-free, and Avalon Organics® personal care, among others. For more information, visit hain.com and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. The words “believe,” “expect,” “anticipate,” “may,” “should,” “plan,” “intend,” “potential,” “will” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include, among other things: our beliefs or expectations relating to our future performance, results of operations and financial condition; our strategic initiatives, including statements related to Hain Reimagined; our business strategy; our supply chain, including the availability and pricing of raw materials; our brand portfolio; pricing actions and product performance; inflation rates; and current or future macroeconomic trends.

Risks and uncertainties that may cause actual results to differ materially from forward-looking statements include: challenges and uncertainty resulting from the impact of competition; our ability to manage our supply chain effectively; input cost inflation, including with respect to freight and other distribution costs; disruption of operations at our manufacturing facilities; reliance on independent contract manufacturers; changes to consumer preferences; customer concentration; our ability to execute our cost reduction initiatives and related strategic initiatives; reliance on independent distributors; risks associated with operating internationally; the availability of organic ingredients; risks associated with outsourcing arrangements; risks associated with geopolitical conflicts or events; our ability to identify and complete acquisitions or divestitures and our level of success in integrating acquisitions; our reliance on independent certification for a number of our products; our ability to attract and retain highly skilled people; risks related to tax matters; impairments in the carrying value of goodwill or other intangible assets; the reputation of our company and our brands; our ability to use and protect trademarks; foreign currency exchange risk; general economic conditions; compliance with our credit agreement; cybersecurity incidents; disruptions to information technology systems; the impact of climate change and related disclosure regulations; liabilities, claims or regulatory change with respect to environmental matters; pending and future litigation, including litigation relating to Earth’s Best® baby food products; potential liability if our products cause illness or physical harm; the highly regulated environment in which we operate; compliance with data privacy laws; the adequacy of our insurance coverage; and other risks and matters described in our most recent Annual Report on Form 10-K and our other filings from time to time with the U.S. Securities and Exchange Commission.

We undertake no obligation to update forward-looking statements to reflect actual results or changes in assumptions or circumstances, except as required by applicable law.

Non-GAAP Financial Measures

This press release and the accompanying tables include non-GAAP financial measures, including, among others, organic net sales, adjusted operating income and its related margin, adjusted gross profit and its related margin, adjusted net income and its related margin, adjusted earnings per diluted share, adjusted EBITDA and its related margin, free cash flow and net debt. The reconciliations of historic non-GAAP financial measures to the comparable GAAP financial measures are provided in the tables below. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read only in connection with the company’s consolidated financial statements presented in accordance with GAAP.

We define our non-GAAP financial measures as follows:

•
Organic net sales (for fiscal 2024): net sales excluding the impact of acquisitions, divestitures, discontinued brands and exited product categories. To adjust organic net sales for the impact of acquisitions, the net sales of an acquired business are excluded from fiscal quarters constituting or falling within the current period and prior period where the applicable fiscal quarter in the prior period did not include the acquired business for the entire quarter. To adjust organic net sales for the impact of divestitures, discontinued brands and exited product categories, the net sales of a divested business, discontinued brand or exited product category are excluded from all periods.

Organic net sales (for fiscal 2025): net sales excluding the impact of acquisitions, divestitures, discontinued brands and exited product categories and foreign exchange. To adjust organic net sales for the impact of acquisitions, the net sales of an acquired business are excluded from fiscal quarters constituting or falling within the current period and prior period where the applicable fiscal quarter in the prior period did not include the acquired business for the entire quarter. To adjust organic net sales for the impact of divestitures, discontinued brands and exited product categories, the net sales of a divested business, discontinued brand or exited product category are excluded from all periods. To adjust organic net sales for the impact of foreign exchange, current period net sales for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average monthly exchange rates in effect during the corresponding period of the prior fiscal year, rather than at the actual average monthly exchange rate in effect during the current period of the current fiscal year.

•
Adjusted gross profit and its related margin: gross profit, before plant closure related costs, net, warehouse and manufacturing consolidation and other costs, net, and other costs.

•
Adjusted operating income and its related margin: operating loss before certain litigation expenses, net, plant closure related costs, net, productivity and transformation costs, CEO succession costs, warehouse and manufacturing consolidation and other costs, net, costs associated with acquisitions, divestitures and other transactions, and intangibles and long-lived asset impairments.

•
Adjusted net income and its related margin and diluted net income per common share, as adjusted: net loss, adjusted to exclude the impact of certain litigation expenses, net, plant closure related costs, net, productivity and transformation costs, CEO succession costs, warehouse and manufacturing consolidation and other costs, net, costs associated with acquisitions, divestitures and other transactions, (gains) losses on sales of assets, intangibles and long-lived asset impairments, unrealized currency (gains) losses and the related tax effects of such adjustments, and other costs.

•
Adjusted EBITDA: net loss before net interest expense, income taxes, depreciation and amortization, equity in net loss of equity-method investees, stock-based compensation, net, unrealized currency losses, certain litigation and related costs, plant closure related costs, net, productivity and transformation costs, CEO succession costs, warehouse and manufacturing consolidation and other costs, costs associated with acquisitions, divestitures and other transactions, (gains) losses on sales of assets, transaction and integration costs, net, goodwill impairment, intangibles and long-lived asset impairments and other adjustments.

•
Free cash flow: net cash provided by operating activities less purchases of property, plant and equipment.

•
Net debt: total debt less cash and cash equivalents.

We believe that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the company’s operations and are useful for period-over-period comparisons of operations. We provide:

•
Organic net sales to demonstrate the growth rate of net sales excluding the impact of acquisitions, divestitures and discontinued brands (and, starting in fiscal 2025, foreign exchange), and believe organic net sales is useful to investors because it enables them to better understand the growth of our business from period to period.

•
Adjusted results as important supplemental measures of our performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of our Company and companies in our industry.

•
Free cash flow as one factor in evaluating the amount of cash available for discretionary investments.

•
Net debt as a useful measure to monitor leverage and evaluate the balance sheet.

Investor Relations Contact:

Alexis Tessier
Investor.Relations@hain.com

Media Contact:

Jen Davis

Jen.Davis@hain.com

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited and in thousands, except per share amounts)

	Fourth Quarter		Fourth Quarter Year to Date
	2024	2023	2024	2023

Net sales	$418,799	$447,841	$1,736,286	$1,796,643
Cost of sales	320,796	347,098	1,355,454	1,400,229
Gross profit	98,003	100,743	380,832	396,414
Selling, general and administrative expenses	72,279	66,878	290,116	289,233
Intangibles and long-lived asset impairment	5,357	18,578	76,143	175,501
Productivity and transformation costs	7,294	1,592	27,741	7,284
Amortization of acquired intangible assets	1,061	1,601	5,780	10,016
Operating income (loss)	12,012	12,094	(18,948)	(85,620)
Interest and other financing expense, net	13,704	13,873	57,213	45,783
Other expense (income), net	4,327	591	4,120	(1,822)
Loss before income taxes and equity in net loss (income) of equity-method investees	(6,019)	(2,370)	(80,281)	(129,581)
(Benefit) provision for income taxes	(3,292)	16,421	(7,820)	(14,178)
Equity in net loss (income) of equity-method investees	210	(92)	2,581	1,134
Net loss	$(2,937)	$(18,699)	$(75,042)	$(116,537)

Net loss per common share:
Basic	$(0.03)	$(0.21)	$(0.84)	$(1.30)
Diluted	$(0.03)	$(0.21)	$(0.84)	$(1.30)

Shares used in the calculation of net loss per common share:
Basic	89,845	89,477	89,750	89,396
Diluted	89,845	89,477	89,750	89,396

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(unaudited and in thousands)

	June 30, 2024	June 30, 2023
ASSETS
Current assets:
Cash and cash equivalents	$54,307	$53,364
Accounts receivable, net	179,190	160,948
Inventories	274,128	310,341
Prepaid expenses and other current assets	49,434	66,378
Total current assets	557,059	591,031
Property, plant and equipment, net	261,730	296,325
Goodwill	929,304	938,640
Trademarks and other intangible assets, net	244,799	298,105
Investments and joint ventures	10,228	12,798
Operating lease right-of-use assets, net	86,634	95,894
Other assets	27,794	25,846
Total assets	$2,117,548	$2,258,639
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$188,220	$134,780
Accrued expenses and other current liabilities	85,714	88,520
Current portion of long-term debt	7,569	7,567
Total current liabilities	281,503	230,867
Long-term debt, less current portion	736,523	821,181
Deferred income taxes	47,826	72,086
Operating lease liabilities, noncurrent portion	80,863	90,014
Other noncurrent liabilities	27,920	26,584
Total liabilities	1,174,635	1,240,732
Stockholders' equity:
Common stock	1,119	1,113
Additional paid-in capital	1,230,253	1,217,549
Retained earnings	577,519	652,561
Accumulated other comprehensive loss	(137,245)	(126,216)
	1,671,646	1,745,007
Less: Treasury stock	(728,733)	(727,100)
Total stockholders' equity	942,913	1,017,907
Total liabilities and stockholders' equity	$2,117,548	$2,258,639

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(unaudited and in thousands)

	Fourth Quarter		Fourth Quarter Year to Date
	2024	2023	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,937)	$(18,699)	$(75,042)	$(116,537)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	10,305	12,868	44,665	50,777
Deferred income taxes	(4,597)	18,856	(23,361)	(25,953)
Equity in net loss (income) of equity-method investees	210	(92)	2,581	1,134
Stock-based compensation, net	2,569	3,766	12,704	14,423
Intangibles and long-lived asset impairment	5,357	18,578	76,143	175,501
Loss (gain) on sale of assets	3,572	-	3,634	(3,529)
Other non-cash items, net	160	255	1,104	(1,271)
Increase (decrease) in cash attributable to changes in operating assets and liabilities:
Accounts receivable	11,709	20,993	(18,963)	13,067
Inventories	4,039	8,723	31,471	189
Other current assets	276	(3,286)	14,106	(2,831)
Other assets and liabilities	1,174	(950)	(3,292)	2,546
Accounts payable and accrued expenses	7,559	(20,502)	50,605	(40,697)
Net cash provided by operating activities	39,396	40,510	116,355	66,819
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(8,692)	(6,445)	(33,461)	(27,879)
Investments and joint ventures, net	-	-	-	433
Proceeds from sale of assets	8,019	48	9,539	7,806
Net cash used in investing activities	(673)	(6,397)	(23,922)	(19,640)
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings under bank revolving credit facility	34,000	53,000	186,000	328,000
Repayments under bank revolving credit facility	(55,000)	(79,000)	(252,000)	(380,000)
Repayments under term loan	(12,575)	(1,875)	(18,200)	(7,500)
Payments of other debt, net	(21)	(29)	(3,896)	(2,145)
Employee shares withheld for taxes	(33)	(364)	(1,633)	(1,415)
Net cash used in financing activities	(33,629)	(28,268)	(89,729)	(63,060)
Effect of exchange rate changes on cash	(336)	3,837	(1,761)	3,733
Net increase (decrease) in cash and cash equivalents	4,758	9,682	943	(12,148)
Cash and cash equivalents at beginning of period	49,549	43,682	53,364	65,512
Cash and cash equivalents at end of period	$54,307	$53,364	$54,307	$53,364

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Net Sales, Gross Profit and Adjusted EBITDA by Segment
(unaudited and in thousands)

	North America	International	Corporate/Other	Hain Consolidated
Net Sales
Net sales - Q4 FY24	$259,695	$159,104	$-	$418,799
Net sales - Q4 FY23	$281,756	$166,085	$-	$447,841
% change - FY24 net sales vs. FY23 net sales	(7.8)%	(4.2)%		(6.5)%

Gross Profit
Q4 FY24
Gross profit	$58,574	$39,429	$-	$98,003
Non-GAAP adjustments(1)	-	(12)	-	(12)
Adjusted gross profit	$58,574	$39,417	$-	$97,991
% change - FY24 gross profit vs. FY23 gross profit	(7.1)%	4.6%		(2.7)%
% change - FY24 adjusted gross profit vs. FY23 adjusted gross profit	(8.6)%	4.6%		(3.7)%
Gross margin	22.6%	24.8%		23.4%
Adjusted gross margin	22.6%	24.8%		23.4%

Q4 FY23
Gross profit	$63,051	$37,692	$-	$100,743
Non-GAAP adjustments(1)	1,025	-	-	1,025
Adjusted gross profit	$64,076	$37,692	$-	$101,768
Gross margin	22.4%	22.7%		22.5%
Adjusted gross margin	22.7%	22.7%		22.7%

Adjusted EBITDA
Q4 FY24
Adjusted EBITDA	$20,900	$27,020	$(8,376)	$39,544
% change - FY24 adjusted EBITDA vs. FY23 adjusted EBITDA	(22.5)%	(1.7)%	23.4%	(9.1)%
Adjusted EBITDA margin	8.0%	17.0%		9.4%

Q4 FY23
Adjusted EBITDA	$26,959	$27,487	$(10,930)	$43,516
Adjusted EBITDA margin	9.6%	16.6%		9.7%

(1) See accompanying table "Adjusted Gross Profit and Adjusted Operating Income"

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Net Sales, Gross Profit and Adjusted EBITDA by Segment
(unaudited and in thousands)

	North America	International	Corporate/Other	Hain Consolidated
Net Sales
Net sales - Q4 FY24 YTD	$1,055,527	$680,759	$-	$1,736,286
Net sales - Q4 FY23 YTD	$1,139,162	$657,481	$-	$1,796,643
% change - FY24 net sales vs. FY23 net sales	(7.3)%	3.5%		(3.4)%

Gross Profit
Q4 FY24 YTD
Gross profit	$230,689	$150,143	$-	$380,832
Non-GAAP adjustments(1)	8,157	804	-	8,961
Adjusted gross profit	$238,846	$150,947	$-	$389,793
% change - FY24 gross profit vs. FY23 gross profit	(12.1)%	12.1%		(3.9)%
% change - FY24 adjusted gross profit vs. FY23 adjusted gross profit	(9.4)%	12.7%		(1.9)%
Gross margin	21.9%	22.1%		21.9%
Adjusted gross margin	22.6%	22.2%		22.4%

Q4 FY23 YTD
Gross profit	$262,455	$133,959	$-	$396,414
Non-GAAP adjustments(1)	1,099	10	-	1,109
Adjusted gross profit	$263,554	$133,969	$-	$397,523
Gross margin	23.0%	20.4%		22.1%
Adjusted gross margin	23.1%	20.4%		22.1%

Adjusted EBITDA
Q4 FY24 YTD
Adjusted EBITDA	$98,728	$94,974	$(39,180)	$154,522
% change - FY24 adjusted EBITDA vs. FY23 adjusted EBITDA	(20.0)%	14.5%	1.5%	(7.3)%
Adjusted EBITDA margin	9.4%	14.0%		8.9%

Q4 FY23 YTD
Adjusted EBITDA	$123,443	$82,945	$(39,766)	$166,622
Adjusted EBITDA margin	10.8%	12.6%		9.3%

(1) See accompanying table "Adjusted Gross Profit and Adjusted Operating Income"

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Adjusted Gross Profit and Adjusted Operating Income
(unaudited and in thousands, except per share amounts)

Reconciliation of Gross Profit, GAAP to Gross Profit, as Adjusted:
	Fourth Quarter		Fourth Quarter Year to Date
	2024	2023	2024	2023
Gross profit, GAAP	$98,003	$100,743	$380,832	$396,414
Adjustments to Cost of sales:
Plant closure related costs, net	(12)	1,025	6,523	1,099
Warehouse/manufacturing consolidation and other costs, net	-	-	995	10
Other	-	-	1,443	-
Gross profit, as adjusted	$97,991	$101,768	$389,793	$397,523

Reconciliation of Operating Income (Loss), GAAP to Operating Income, as Adjusted:
	Fourth Quarter		Fourth Quarter Year to Date
	2024	2023	2024	2023
Operating income (loss), GAAP	$12,012	$12,094	$(18,948)	$(85,620)
Adjustments to Cost of sales:
Plant closure related costs, net	(12)	1,025	6,523	1,099
Warehouse/manufacturing consolidation and other costs, net	-	-	995	10
Other	-	-	1,443	-

Adjustments to Operating expenses(a):
Productivity and transformation costs	7,294	1,592	27,741	7,284
Intangibles and long-lived asset impairment	5,357	18,578	76,143	175,501
Certain litigation expenses, net(b)	3,189	(4,732)	7,262	(1,369)
Plant closure related costs, net	(25)	-	154	(1)
Transaction and integration costs, net	(316)	34	(34)	2,018
CEO succession	-	-	-	5,113
Warehouse/manufacturing consolidation and other costs, net	-	127	-	2,696
Operating income, as adjusted	$27,499	$28,718	$101,279	$106,731

(a) Operating expenses include amortization of acquired intangibles, selling, general and administrative expenses, intangibles and long-lived asset impairment and productivity and transformation costs.

(b) Expenses and items relating to securities class action, baby food litigation and SEC investigation.

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Adjusted Net Income and Adjusted EPS
(unaudited and in thousands, except per share amounts)

Reconciliation of Net Loss, GAAP to Net Income, as Adjusted:
	Fourth Quarter		Fourth Quarter Year to Date
	2024	2023	2024	2023
Net loss, GAAP	$(2,937)	$(18,699)	$(75,042)	$(116,537)
Adjustments to Cost of sales:
Plant closure related costs, net	(12)	1,025	6,523	1,099
Warehouse/manufacturing consolidation and other costs, net	-	-	995	10
Other	-	-	1,443	-

Adjustments to Operating expenses(a):
Productivity and transformation costs	7,294	1,592	27,741	7,284
Intangibles and long-lived asset impairment	5,357	18,578	76,143	175,501
Certain litigation expenses, net(b)	3,189	(4,732)	7,262	(1,369)
Plant closure related costs, net	(25)	-	154	(1)
Transaction and integration costs, net	(316)	34	(34)	2,018
CEO succession	-	-	-	5,113
Warehouse/manufacturing consolidation and other costs, net	-	127	-	2,696

Adjustments to Interest and other expense, net(c):
Loss (gain) on sale of assets	4,322	-	4,384	(3,529)
Unrealized currency (gains) losses	(74)	451	9	1,102

Adjustments to (Benefit) provision for income taxes:
Net tax impact of non-GAAP adjustments	(5,466)	11,673	(19,605)	(28,478)
Net income, as adjusted	$11,332	$10,049	$29,973	$44,909
Net loss margin	(0.7)%	(4.2)%	(4.3)%	(6.5)%
Adjusted net income margin	2.7%	2.2%	1.7%	2.5%

Diluted shares used in the calculation of net loss per common share:	89,845	89,477	89,750	89,396
Diluted shares used in the calculation of adjusted net income per common share:	89,965	89,698	89,923	89,604

Diluted net loss per common share, GAAP	$(0.03)	$(0.21)	$(0.84)	$(1.30)
Diluted net income per common share, as adjusted	$0.13	$0.11	$0.33	$0.50

(a) Operating expenses include amortization of acquired intangibles, selling, general and administrative expenses, intangibles and long-lived asset impairment and productivity and transformation costs.

(b) Expenses and items relating to securities class action, baby food litigation and SEC investigation.
(c) Interest and other expense, net includes interest and other financing expenses, net, unrealized currency (gains) losses, loss (gain) on sale of assets and other expense, net.

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Organic Net Sales Growth
(unaudited and in thousands)

Q4 FY24	North America	International	Hain Consolidated
Net sales	$259,695	$159,104	$418,799
Divestitures, discontinued brands and exited product categories	(1,043)	(593)	(1,636)
Organic net sales	$258,652	$158,511	$417,163

Q4 FY23
Net sales	$281,756	$166,085	$447,841
Divestitures, discontinued brands and exited product categories	(10,484)	(581)	(11,065)
Organic net sales	$271,272	$165,504	$436,776

Net sales decline	(7.8)%	(4.2)%	(6.5)%
Impact of divestitures, discontinued brands and exited product categories	3.1%	(0.0)%	2.0%
Organic net sales decline	(4.7)%	(4.2)%	(4.5)%

Q4 FY24 YTD	North America	International	Hain Consolidated
Net sales	$1,055,527	$680,759	$1,736,286
Divestitures, discontinued brands and exited product categories	(19,519)	(1,682)	(21,201)
Organic net sales	$1,036,008	$679,077	$1,715,085

Q4 FY23 YTD
Net sales	$1,139,162	$657,481	$1,796,643
Divestitures, discontinued brands and exited product categories	(36,093)	(2,662)	(38,755)
Organic net sales	$1,103,069	$654,819	$1,757,888

Net sales (decline) growth	(7.3)%	3.5%	(3.4)%
Impact of divestitures, discontinued brands and exited product categories	1.2%	0.2%	1.0%
Organic net sales (decline) growth	(6.1)%	3.7%	(2.4)%

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Adjusted EBITDA
(unaudited and in thousands)

	Fourth Quarter		Fourth Quarter Year to Date
	2024	2023	2024	2023

Net loss	$(2,937)	$(18,699)	$(75,042)	$(116,537)

Depreciation and amortization	10,305	12,868	44,665	50,777
Equity in net loss (income) of equity-method investees	210	(92)	2,581	1,134
Interest expense, net	12,954	13,354	54,232	43,936
(Benefit) provision for income taxes	(3,292)	16,421	(7,820)	(14,178)
Stock-based compensation, net	2,569	3,766	12,704	14,423
Unrealized currency (gains) losses	(74)	278	17	929
Certain litigation expenses, net(a)	3,189	(4,732)	7,262	(1,369)
Restructuring activities
Productivity and transformation costs	7,294	1,592	27,741	7,284
Plant closure related costs, net	(37)	21	5,251	94
Warehouse/manufacturing consolidation and other costs, net	-	127	995	1,026
CEO succession	-	-	-	5,113
Acquisitions, divestitures and other
Loss (gain) on sale of assets	4,322	-	4,384	(3,529)
Transaction and integration costs, net	(316)	34	(34)	2,018
Impairment charges
Intangibles and long-lived asset impairment	5,357	18,578	76,143	175,501
Other	-	-	1,443	-
Adjusted EBITDA	$39,544	$43,516	$154,522	$166,622

(a) Expenses and items relating to securities class action, baby food litigation and SEC investigation.

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Free Cash Flow
(unaudited and in thousands)

	Fourth Quarter		Fourth Quarter Year to Date
	2024	2023	2024	2023

Net cash provided by operating activities	$39,396	$40,510	$116,355	$66,819
Purchases of property, plant and equipment	(8,692)	(6,445)	(33,461)	(27,879)
Free cash flow	$30,704	$34,065	$82,894	$38,940

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Net Debt
(unaudited and in thousands)

	June 30, 2024	June 30, 2023
Debt
Long-term debt, less current portion	$736,523	$821,181
Current portion of long-term debt	7,569	7,567
Total debt	744,092	828,748
Less: Cash and cash equivalents	54,307	53,364
Net debt	$689,785	$775,384